Greenidge Generation Reports Financial and Operating Results for the Second Quarter 2024

Reports SG&A reductions of $6.4 million in the first six months of 2024 vs. 2023

Expects a significant boost in earnings in subsequent quarters due to ongoing cost savings and introduction of new offerings

Dresden, NY – August 14, 2024 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”) or (the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, announced financial and operating results for the second quarter 2024 and provided an update on the actions the Company has taken to continue the transformation of the business.

Second Quarter 2024 Financial Results:

•Total revenue of $13.1 million;
•Net loss from continuing operations of $5.5 million;
•EBITDA loss of $0.4 million
•Adjusted EBITDA loss of $0.1 million;
•Cryptocurrency datacenter self-mining revenue of $4.8 million;
•Cryptocurrency datacenter hosting revenue of $6.6 million; and
•Power and capacity revenue of $1.5 million.

Year to Date 2024 Financial Results:

•Total revenue of $32.4 million;
•Net loss from continuing operations of $9.5 million;
•EBITDA of $0.6 million;
•Adjusted EBITDA of $2.5 million;
•Cryptocurrency datacenter self-mining revenue of $11.8 million;
•Cryptocurrency datacenter hosting revenue of $15.8 million; and
•Power and capacity revenue of $4.5 million.

2024 Highlights:

•SG&A year to date decreased by $6.4 million in 2024 vs. 2023, from $16.1 million to $9.7 million
•Retention of 41 Bitcoin as of August 13, 2024.
•Reduction in go-forward operating costs for Bitcoin mining operations as a result of relocating owned miners to facilities managed by Greenidge in Mississippi and North Dakota
•Significant expansion of power capacity, with the addition of 100 MW of low-cost power capacity:
oSecured access to 60 MW in South Carolina for development of datacenter;
oCommenced 7.5 MW of mining at acquired site in Mississippi with additional 25 MW of mining capacity;
oCommenced 7.5 MW of mining at leased site in North Dakota;
•Launch of Greenidge Pod X, a best-in-class crypto mining infrastructure solution;
•Launch of new self-mined bitcoin retention strategy to further drive growth;
•Commencement of GPU datacenter pilot program;
•Commencement of EPCM and O&M offerings; and
•Evaluation of future sites with significant low-cost power capacity.

Greenidge ended the second quarter with $10.3 million of cash and $69.2 million of debt at book value.

In the first six months of 2024, Greenidge has made significant efforts to reduce costs, leading to SG&A reductions of $6.4 million from 2023. Greenidge also reported a reduction in operating costs for its Bitcoin mining operations in Q2 2024. This reduction resulted from the relocation of the majority of Greenidge’s mining fleet from a third-party operated site with monthly operational fees to facilities managed by Greenidge directly. These strategic buildouts and moves position the Company well for the future and will positively impact its profitability compared to maintaining operations at the third-party site.

Greenidge’s relocation of owned miners from third-party operated sites to Greenidge-operated facilities resulted in the Company’s miners being non-operational for a period, which impacted Q2 earnings. As anticipated, Greenidge’s successful planned June plant outage also impacted Q2 earnings but positions the Company to continue its industry leading uptime in the quarters ahead.

Despite these temporary disruptions, Greenidge anticipates a significant boost in earnings in subsequent quarters due to the ongoing cost savings. The Company also continues to explore additional opportunities to further streamline operations and improve efficiency across its business units.

Greenidge CEO Jordan Kovler commented: “The actions we took in the first half of 2024 created a strong foundation that positions Greenidge to grow efficiently moving forward as we continue to scale our business. This quarter, we followed through on our promises to significantly reduce SG&A, expand our power capacity and obtain and build new sites with low power where we can deploy our own miners. With increased access to capital and a robust operational footprint across the country, we see numerous paths ahead to increase shareholder value and to build on the new offerings we introduced this quarter.”

Kovler added: “Over the last several months, we not only continued to expand our AI infrastructure and data center footprint, but we also made remarkable progress evolving our business with the launch of the Greenidge Pod X, the introduction of our new EPCM business and the decision to maintain a treasury of bitcoin. With the halving and many strategic decisions to increase long-term value for the sake of short-term profit now behind us, we believe Greenidge is well positioned to capitalize on the opportunities ahead that will continue to add value to our story.”

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release the non-GAAP operating performance measures of Adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to, business expansion costs, impairments of long-lived assets, gains or losses from the sales of long-lived assets, remeasurement of environmental liabilities, restructuring and loss on extinguishment of debt. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Greenidge’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Greenidge may be different from non-GAAP financial measures presented by other companies. Specifically, Greenidge believes the non-GAAP information provides useful measures to investors regarding Greenidge’s financial performance by excluding certain costs and expenses that Greenidge believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis.

	Three Months Ended	Six Months Ended
Amounts denoted in millions	June 30, 2024	June 30, 2024

Net loss from continuing operations	$(5.50)	$(9.50)
Interest expense, net	1.8	3.6
Depreciation	3.3	6.5
EBITDA (loss) from continuing operations	(0.4)	0.6
Stock based compensation	0.3	1.4
Gain on sale of assets	—	—
Change in fair value of warrant assets	—	0.4
Impairment of long-lived assets	—	0.2
Adjusted EBITDA (loss) from continuing operations	$(0.10)	$2.50

Contacts
Investors
Nick Ratti
315-536-2359
nratti@greenidge.com
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Liz Shoemaker
646-386-0091
greenidge@longacresquare.com

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